UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2005

IMPCO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-15143	91-1039211
(Commission File Number)	(IRS Employer Identification No.)

16804 Gridley Place

Cerritos, California 90703

(Address of principal executive offices) (Zip Code)

(562) 860-6666

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On September 20, 2005, IMPCO Technologies, Inc. (the “Company”) promoted Thomas M. Costales from Interim Chief Financial Officer to Chief Financial Officer. Mr. Costales is employed by the Company on an at-will basis for an annual salary of $180,000. He is eligible for a bonus.

Mr. Costales, 58, has served as the Company’s Interim Chief Financial Officer and Treasurer since May 16, 2005. He served previously as a financial consultant and advisor to the Company from July 1999 until May 2000 and served as the Company’s Chief Financial Officer and Treasurer from 1995 to 1999. From May 2000 until its sale to Motorola in November 2000, he served as Chief Financial Officer, Treasurer and Secretary of Printrak International Inc., a Nasdaq-listed enterprise software company. From January 2001 until joining the Company, other than during the period from March 2004 until June 2004, in which he served as acting Chief Financial Officer of VitroTech Corporation, a Nasdaq-listed mineral mining company, Mr. Costales acted as an independent consultant providing financial and business consulting services to a variety of private and public companies.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
99.1	Press release of IMPCO Technologies, Inc. dated September 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPCO TECHNOLOGIES, INC.

Date: September 26, 2005	By:	/s/ Thomas M. Costales
Thomas M. Costales
Chief Financial Officer